UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D. C.
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [     ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12

                        Financial Industries Corporation
                (Name of Registrant as Specified In Its Charter)
                ________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
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[   ]   Fee paid previously with preliminary materials:

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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       (3)  Filing Party:
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




The  Registrant   provided  the  following  statement  to  participants  in  the
InterContinental  Life  Corporation  Employees  Savings and Investment  (401(k))
Plan:
                        Financial Industries Corporation
                           6500 River Place Boulevard
                               Austin, Texas 78730
                                  June 30, 2003

         Notice to Participants in the InterContinental Life Corporation
                 Employees Savings and Investment (401(k)) Plan

Dear 401(k) Plan Participant:

This letter and the enclosed proxy materials are being sent to you in connection with the Annual Meeting of Shareholders of Financial Industries Corporation ("FIC") because you are a participant in InterContinental Life Corporation Employees Savings and Investment Plan (the "401(k) Plan") and a portion of the assets in your 401(k) Plan account are held in shares of FIC common stock.

                  YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

Enclosed in this mailing is a WHITE proxy card that lists the individuals nominated by FIC's Board of Directors. To vote for these nominees, please follow the instructions outlined below for the WHITE proxy card.

In order to direct the trustees of your 401(k) plan to vote the shares of FIC stock held on your behalf in the 401(k) plan for the individuals nominated by FIC's Board of Directors, you must return the enclosed WHITE proxy card in the enclosed postage-paid reply envelope no later than 5:00 p.m. Eastern Time on Tuesday, July 29, 2003. Your voting instructions will be transmitted to the trustees so as to permit the trustees to vote the shares at the Annual Meeting.

Your proxy voting instructions will apply to shares held in your 401(k) account as of June 25, 2003, the record date for the Annual Meeting.

If you also hold shares of FIC stock outside of your 401(k) plan, you will receive a separate set of proxy materials to enable you to vote the shares held in your individual capacity. The proxy card enclosed with this mailing cannot be used to vote the shares held in your individual capacity; it may only be used to direct the trustees to vote the shares held on your behalf under the 401(k) plan. The trustees will vote the shares held in the 401(k) plan on your behalf in accordance with your instructions on the enclosed proxy card.

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

                                           Sincerely,


                                           Eugene E. Payne
                                           Chairman, President and
                                           Chief Executive Officer


This release may contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk-factors which are detailed in the Company's most recent Annual Report on Form 10-K , Quarterly Report on Form 10-Q, and its other filings with the Securities and Exchange Commission. FIC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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